UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐Preliminary Proxy Statement

☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐Definitive Proxy Statement

☒Definitive Additional Materials

☐Soliciting Material under §240.14a-12

ARTIVION, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒No fee required.

☐Fee paid previously with preliminary materials.

☐Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Important Notice of Availability of Proxy Materials for the Stockholder Meeting of

To Be Held On:

May 13, 2025 at 9:00 a.m. EDT

Meeting live via the Internet – please visit https://web.lumiconnect.com/295739807 (password: artivion2025)

COMPANY NUMBER
ACCOUNT NUMBER
CONTROL NUMBER

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before May 1, 2025.

Please visit http://www.astproxyportal.com/ast/01609, where the following materials are available for view:

● Notice of Annual Meeting of Stockholders
● Proxy Statement
● Form of Electronic Proxy Card
● Annual Report on Form 10-K

TO REQUEST MATERIAL:	TELEPHONE: 888-Proxy-NA (888-776-9962) or 201-299-6210 (for international callers) E-MAIL: help@equiniti.com WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials
TO VOTE:	ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM EDT the day before the meeting date.
VIRTUALLY AT THE MEETING: The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet, please visit https://web.lumiconnect.com/295739807 (password: artivion2025) and be sure to have your control number available.
TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call.
MAIL: You may request a card by following the instructions above.

1. Election of Directors NOMINEES: Thomas F. Ackerman Daniel J. Bevevino Marna P. Borgstrom James W. Bullock Jeffrey H. Burbank Elizabeth A. Hoff J. Patrick Mackin Jon W. Salveson Anthony B. Semedo

2.       To approve, by non-binding vote, the compensation paid to Artivion’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.

3.       To ratify the preliminary approval of Ernst & Young LLP as the independent registered public accounting firm for the company for the fiscal year ending December 31, 2025.

4.       To approve additional funding of 3,570,000 shares for the Amended and Restated Artivion, Inc. 2020 Equity and Cash Incentive Plan.

5.        In their discretion, upon such other matters as may properly come before the meeting.

Please note that you cannot use this notice to vote by mail.